SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

SOURCE FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SOURCE FINANCIAL, INC.

604 Arizona Avenue

Santa Monica, CA 90401

(424) 322-2201

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

OF STOCKHOLDERS IN LIEU OF A MEETING

To Our Stockholders:

This Notice and the accompanying Information Statement are being distributed to holders of our outstanding shares of common stock, $0.001 par value, to advise them of an amendment to Article FOURTH of our Amended and Restated Certificate of Incorporation increasing the number of authorized shares of our common stock previously approved by the written consent of Edward C. DeFeudis, as the beneficial record owner of shares of our Series C Preferred Stock, representing in the aggregate, approximately 71.37% of our outstanding voting shares. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the amendment will not become effective until at least 20 calendar days after the mailing of this Notice and the accompanying Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

October __, 2016	/s/ Edward C. DeFeudis
Edward C DeFeudis
Chief Executive Officer

SOURCE FINANCIAL, INC.

604 Arizona Avenue

Santa Monica, CA 90401

(424) 322-2201

INFORMATION STATEMENT

October [●], 2016

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS, STOCKHOLDERS OWNING A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED AN AMENDMENT TO ARTICLE FOURTH OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) INCREASING THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE FROM 12,000,000 TO 230,000,000, CONSISTING OF (i) 200,000,000 SHARES OF CLASS A COMMON SHARES AND (ii) 30,000,000 SHARES OF NEWLY CREATED CLASS B SHARES (THE “AMENDMENT”). A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

Amendment to Certificate of Incorporation Increasing the Number of Shares of Common Stock We Are Authorized to Issue

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on [●], 2016 (the "Record Date") of the common stock, par value $0.001 per share, of Source Financial, Inc., a Delaware corporation (“Source,” "we,” "our" or the "Company"), in connection with  the adoption of an amendment to Article FOURTH of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), increasing the number of shares of common stock we are authorized to issue from 12,000,000 to 230,000,000, which shall consist of (i) 200,000,000 shares of Class A common stock and (ii) 30,000,000 shares of newly created Class B shares (the “Amendment”). A copy of the Certificate of Amendment to our Certificate of Incorporation effecting the Amendment is annexed hereto as Appendix A.

The Amendment was approved by a Unanimous Written Consent in Lieu of a Meeting of the Board of Directors signed on the Record Date and by Written Consent in Lieu of a Stockholder Meeting signed by Edward C. DeFeudis, as the record owner of shares, representing in the aggregate, approximately 71.37% of our outstanding voting shares as of the Record Date (the “Stockholder Consent”). As of the Record Date, the Company had 6,184,569 shares of outstanding common stock and 4,500 shares of our Series C preferred stock. Holders of the Company’s Series C preferred stock vote, together with holders of common stock as a single class on all matters presented to holders of our common stock, with holders of Series C preferred stock entitled to 1,531.80 votes for each share of Series C preferred stock owned. For purposes of computing the total voting power of the shares beneficially owned by Edward C. DeFeudis, the number of outstanding voting shares is 9,404,987.

Approval of the Amendment by a Written Consent in Lieu of a Stockholders Meeting signed by the holders of a majority of our outstanding shares of common stock is sufficient under Section 242 of the Delaware General Corporation Law (“GCL”). Accordingly, no proxy of our stockholders will be solicited for a vote on the Amendment and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C, and Section 242 of the GCL. In accordance with Regulation 14C, the Amendment will not be effectuated prior to the 21st day after this Information Statement is mailed to stockholders of record as of the Record Date.

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The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

This Information Statement is being mailed on or about October [●], 2016 to all stockholders of record as of the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of the Record Date by:

●	each person known to us to be the beneficial owner of more than 5% of our common stock and our Series C preferred stock, our only voting securities;

●	each of our directors;

●	each of our executive officers whose compensation for our most recently completed fiscal year was in excess of $100,000; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Source Financial, Inc., 604 Arizona Avenue, Santa Monica, CA 90401. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws, where applicable.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

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Applicable percentage voting power is based on 6,184,569 shares of common stock and 4,500 shares of Series C preferred stock, outstanding as of the Record Date. Holders of the Company’s Series C preferred stock are entitled to elect a majority of our Board of Directors through June 30, 2018 and vote together with holders of common stock as a single class, on all matters presented to holders of our common stock, with holders of Series C preferred stock entitled to 1,531.80 votes for each share of Series C preferred stock owned.

Shares Beneficially Owned

	Title of Class
	Series C Convertible Preferred Stock		Common Stock
Name and Address of Beneficial Owner (1)	Number of shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned	% of Class	Total Voting Power (2)
Directors and Officers
Edward C. DeFeudis (3)	2,082	46.27%	1,429,786	23.11%	71.37%
All current directors and officers as a group (1 person)	2,082	46.27%	1,429,786	23.11%	71.37%

5% shareholders
Spider Investments, LLC (3)	2,082	46.27%	1,429,786	23.11%	35.69%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is c/o Source Financial, Inc., 604 Arizona Avenue Santa Monica, CA 90401.

(2)	Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 6,184,569 shares of common stock and 4,500 shares of Series C preferred stock issued and outstanding on a fully diluted basis as of September 27, 2016. Each share of Series C preferred stock is convertible into 1,531.80 shares of common stock. Holders of the Series C preferred stock are entitled to vote on all matters submitted to the Company’s stockholders and are entitled to such number of votes as is equal to the aggregate number of shares of common stock into which such holder’s shares of Series C preferred stock are convertible. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3)	Includes 1,489,786 shares of common stock and 2,082 shares of Series C preferred stock held directly by Mr. DeFeudis, and 1,429,786 shares of common stock and 2,082 shares of Series C preferred stock held by Spider Investments, LLC, of which Mr. DeFeudis is the Managing Member. Mr. DeFeudis may be deemed to have voting and dispositive power with respect to, and have beneficial ownership of, the shares owned by Spider Investments, LLC.

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DISSENTER’S RIGHTS OF APPRAISAL

Stockholders have no right under the GCL, the Company’s Certificate of Incorporation or the Company’s By-Laws to exercise dissenter’s appraisal rights with respect to the adoption of the Amendment.

By Order of the Board of Directors,

October (•), 2016	/s/ Edward C. DeFeudis
Edward C. DeFeudis
Chief Executive Officer

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Exhibit A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

SOURCE FINANCIAL, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Source Financial, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

“FOURTH: The Corporation shall have the authority to issue up to 230,000,000 shares of common stock, par value $0.001 per share (the "Common Stock").

(A)	Series B Common Stock. The Corporation is authorized to issue up to 30,000,000 shares of Series B Common Stock, $0.01 par value per share, which shall have the following preferences, powers, designations and other special rights:

1.     Designation. The designation of said series of Common Stock shall be Class B Common Stock, $0.001 par value per share (the “Class B Common Stock”).

2.    Number of Shares. The number of shares of Class B Common Stock authorized shall be thirty million (30,000,000) shares. Each share of Class B Common Stock shall have a stated value equal to $0.001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Class B Common Stock Stated Value”).

3.    Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors, from time to time, with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

4.    Liquidation Rights

Subject to the preferences applicable to any series of Preferred Stock, if any outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

5.    Conversion Rights

A.      Conversion Procedure. Subject to and in compliance with the provisions of this Article IV, any shares of Class B Common Stock may, at the option of the holder, be converted into fully paid and non-assessable shares of Class A Common Stock. The holder of a share of Class B Common Stock may exercise its conversion right by giving a written conversion notice (the “Conversion Notice”) (x) by email or facsimile to the Corporation confirmed by a telephone call or (y) by overnight delivery service, with a copy by email or facsimile to the Corporation’s transfer agent for its Class A Common Stock, as designated by the Corporation, from time to time (the “Transfer Agent”) and to its counsel, as designated by the Corporation, from time to time. If such conversion will result in the conversion of all of such holder’s Class B Common Stock, the holder shall also surrender the certificate for the Class B Common Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

B.      Conversion Ratio. The number of shares of Class A Common Stock to which a holder of Class B Common Stock shall be entitled upon a Conversion shall equal to (x) the number of shares of Class B Common Stock recited in the Conversion Notice multiplied by (y) 2 (the “Conversion Rate”). The Corporation shall not issue any fraction of a share of Class A Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Class A Common Stock, the Corporation shall round such fraction of a share of Class A Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Class A Common Stock upon any conversion.

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C.      Issuance of Certificates; Time Conversion Effected. Conversion shall be deemed to have been effected, and the “Conversion Date” shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the holder of the Class B Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Promptly, but in no event more than three (3) Trading Days after the Conversion Date and surrender of the Class B Common Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered, to the holder, registered in such name or names as the holder may direct, a certificate or certificates for the number of whole shares of Class A Common Stock into which the Class B Common Stock has been converted. In the alternative, if the Corporation’s Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Class A Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Corporation. Issuance of shares of Class A Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered holder shall be subject to compliance with all applicable federal and state securities laws.

D.      Limitation. Notwithstanding anything to the contrary contained herein or elsewhere, no holder of Class B Common Stock may exercise its conversion rights hereof unless the Company has sufficient number of authorized unissued shares of Class A Common Stock to provide for the issuance of all shares of common stock required upon conversion of the Class B Common Stock.

6.    Rank

All shares of the Class B Common Stock shall rank (i) senior to the Corporation’s Class A Common Stock, par value $0.001 per share, and any other series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Article V, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Class B Common Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Class B Common Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

7.    Voting Rights

Each one (1) share of Class B Common Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Class B Common Stock are convertible on the record date for the stockholder action without taking into account potential conversions of any other convertible securities issued by the Corporation.

8.    Protection Provisions

So long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Class B Common Stock alter or change the rights, preferences or privileges of the Class B Common Stock so as to affect adversely the holders of Class B Common Stock.

9.    Miscellaneous

A. Status of Redeemed Stock. In case any shares of Class B Common Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Class B Common Stock.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, said amendment was approved by written consent of the holder of a majority of the outstanding voting shares of the Corporation entitled to vote upon said Amendment in Lieu of a Special Meeting of the Stockholders of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.”

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this [●] day of October 2016.

/s/ Edward C. DeFeudis
Edward C. DeFeudis
President and Chief Executive Officer

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